Exhibit 3.2

BYLAWS
OF
Syprus, Inc.
ARTICLE I
Stockholders

Section 1.1. Annual Meetings. An annual meeting of stockholders shall be held for the election of directors on a date and at a time and place either within or without the State of Nevada fixed by resolution of the Board of Directors. Any other proper business may be transacted at the annual meeting.

Section 1.2. Special Meetings. Special meetings of the stockholders may be called at any time by the Board of Directors, the Chairman of the Board or the holders of shares entitled to cast not less than ten percent of the votes at the meeting, such meeting to be held on a date and at a time and place either within or without the State of Nevada as may be stated in the notice of the meeting.

Section 1.3. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote thereat. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation. Such notice shall state the place, date and hour of the meeting, and in the case of a special meeting, the general purpose for which the meeting is called.

Section 1.4. Adjournments. Any meeting of stockholders may be adjourned from time to time, to reconvene at the same or some other place. Notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 1.5. Quorum. At each meeting of stockholders, except where otherwise provided by law or the Articles of Incorporation or these bylaws, the holders of a majority of the outstanding shares of stock entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the stockholders. In the absence of a quorum, any meeting of stockholders may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy until a quorum is present or represented. Shares of its own capital stock belonging to the Corporation or to another corporation where the majority of the voting power is held by the Corporation shall nether be entitled to vote nor counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Section 1.6. Organization. Meetings of stockholders shall be presided over by the Chairman of the Board of Directors, if any, or in the absence of the Chairman of the Board by the Vice Chairman of the Board, if any, or in the absence of the Vice Chairman of the Board by the President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary, or in the absence of the Secretary, an Assistant Secretary, shall act as secretary of the meeting, or in their absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 1.7. Voting. Unless otherwise provided in the Articles of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share held by such stockholder which has voting power upon the matter in questions. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. In all other matters, unless otherwise provided by law or by the Articles of Incorporation or these bylaws, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the subject matter at a meeting in which a quorum is present shall be the act of the stockholders. Where a separate vote by class or classes is required, the affirmative vote of the holders of a majority of the shares of such class or classes present in person or represented by proxy shall be the act of such class or classes, except as otherwise provided by law or by the Articles of Incorporation or these bylaws.

Section 1.8. Stockholder's Proxies. Every person entitled to vote or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act by proxy with respect to such shares. No proxy shall be valid after the expiration of three years from the date thereof unless otherwise provided in the proxy. Every proxy continues in full force and effect until revoked by the person executing it. Such revocation may be effected by a writing delivered to the Corporation stating that the proxy is revoked or by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting, or as to any meeting by attendance at such meeting and voting in person by the person executing the proxy.

Section 1.9. Fixing Date for Determination of Stockholders of Record. In order that the corporation may determine the stockholders entitled to notice of any meeting, the Board of Directors may fix a record date, which shall not be more than sixty nor less than ten days prior to the date of such meeting, nor shall the record date precede the date upon which the resolution fixing the record date is adopted by the Board of Directors. In order that the corporation may determine the stockholders entitled to consent to corporate action without a meeting, the Board of Directors may fix a record date, which shall not precede, or be more than 10 days after, the date upon which the resolution fixing the record date is adopted by the Board of Directors. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or of any other lawful action, the Board of Directors may fix a record date, which shall not be more than sixty days prior to such action.

If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board has been taken, shall be the day on which the first written consent is given; if prior action by the Board is required, then the record date shall be the close of business on the date the Board of Directors adopts the resolution taking such prior action, and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 1.10. Consent of Stockholders in Lieu of Meeting. Except as otherwise provided in the Articles of Incorporation, any action which may be taken at any annual or special meeting of the stockholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and shall be delivered to the Corporation. Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective unless, within 60 days of the earliest consent, written consents signed by a sufficient number of holders have been delivered to the Corporation.

Unless all stockholders entitled to vote consent in writing, prompt notice of any stockholder approval without a meeting shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that sufficient consents were delivered to the Corporation.

ARTICLE II

Board of Directors

Section 2.1. Powers; Number; Qualifications. The business and affairs of the Corporation shall be managed by, and all corporate powers shall be exercised by or under, the direction of the Board of Directors, except as otherwise provided by laws or in the Articles of

Incorporation. The first Board of Directors shall consist of the number of members set forth in the original Articles of Incorporation. Thereafter, the Board of Directors shall consist of one or more members, the number thereof to be determined from time to time by the Board.

Section 2.2. Election; Term of Office; Resignation; Removal; Vacancies. Each director shall hold office until a successor has been elected and qualified or until his or her earlier resignation or removal. Any director may resign effective upon giving written notice to the Chairman of the Board, the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. Any or all of the directors may be removed, with or without cause if such removal is approved by a majority of the outstanding voting shares then entitled to vote on the election of directors. Unless otherwise provided in the Articles of Incorporation or in these bylaws, vacancies and newly-created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director.

Section 2.3. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such places within or without the State of Nevada and at such times as the Board may from time to time determine, and if so determined notice thereof need not be given.

Section 2.4. Special Meetings; Notice of Meetings; Waiver of Notice. Special meetings of the Board of Directors may be held at any time or place within or without the State of Nevada whenever called by the Chairman of the Board, by the Vice Chairman of the Board, if any, or by any two directors. Reasonable notice shall be given by the person or persons calling the meeting unless a director signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting the lack of notice prior to the meeting or at its commencement.

Section 2.5. Participation in Meetings by Conference Telephone Permitted. Members of the Board, or any committee designated by the Board, may participate in a meeting of the Board or of such committee, as the case may be, through the use of conference telephone or similar communications equipment by means of which all members participating in such meeting can hear one another, and participation in a meeting pursuant to this Section 2.5 shall constitute presence in person at such meeting.

Section 2.6. Quorum; Adjournment; Vote Required for Action. At all meetings of the Board of Directors a majority of the authorized number of directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at a meeting at which a quorum is present shall be shall be the act of the Board unless the Articles of Incorporation or these by-laws shall require a vote of a greater number.

Section 2.7. Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, or in the absence of the Chairman of the Board by the Vice Chairman of the Board, if any, or in their absence by a chairman chosen at the meeting. The Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.8. Action by Directors Without a Meeting. Any action required or permitted to be taken by the Board of Directors, or any committee thereof, may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent in writing to such action and such consent is filed with the minutes of the proceedings of the Board.

Section 2.9. Compensation of Directors. The Board of Directors shall have the authority to fix the compensation of directors for services in any capacity.

ARTICLE III

Committees

Section 3.1. Committees of Directors. The Board of Directors may designate one or more committees, each consisting of one or more directors. Any committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board, except that no such committee shall have power or authority with respect to the following matters:

(1)

Approving or adopting, or recommending to the stockholders, any action or matter expressly required by Nevada General Corporation Law to be submitted to the stockholders for approval; or

(2)

The amendment or repeal of the by-laws, or the adoption of new by-laws.

Section 3.2. Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board may adopt, amend and repeal rules for the conduct of its business. In the absence of a provision by the Board of Directors or a provision in the rules of such committee to the contrary, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these by-laws.

ARTICLE IV

Officers

Section 4.1. Officers; Election. As soon as practicable after the annual meeting of stockholders in each year, the Board of Directors shall elect a President and a Secretary, and if it so determines, elect from among its members a Chairman of the Board and a Vice Chairman of the Board. The Board may also elect one or more Vice Presidents, one or more Assistant Secretaries, and such other officers as the Board may deem desirable or appropriate and may give any of them such further designations or alternate titles as it considers desirable. Any number of offices may be held by the same person.

Section 4.2. Term of Office; Resignation; Removal; Vacancies. Except as otherwise provided in the resolution of the Board of Directors electing any officer, each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Board or to the Chairman of the Board or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The Board may remove any officer with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election of an officer shall not of itself create contractual rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Board at any regular or special meeting.

Section 4.3. Powers and Duties. The officers of the Corporation shall have such powers and duties in the management of the corporation as shall be stated in these by-laws or in a resolution of the Board of Directors which is not inconsistent with these by-laws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board. The Secretary shall have the duty to record the proceedings of the meetings of the stockholders, the Board of Directors and any committees in a book to be kept for that purpose. The Board may require any officer, agent or employee to give security for the faithful performance of his or her duties.

ARTICLE V

Forms of Certificates; Loss
and Transfer of Shares

Section 5.1. Forms of Certificates. Every holder of shares in the corporation shall be entitled to have a certificate signed in the name of the corporation by (1) the President, any Vice President, Chairman of the Board or Vice Chairman, and (2) by the Chief Financial Officer, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary. Each certificate shall state the number of shares and the class or series of shares owned by such stockholder. If such certificate is manually signed by one officer or manually countersigned by a transfer agent or by a registrar, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

If the Corporation is authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences, relative or other special rights, qualifications, restrictions and limitations of each class or series shall be set forth in full or summarized on the face or back of the certificate representing such class or series of stock, provided that in lieu of the foregoing, there may be set forth on the back or face of the certificate a statement that the Corporation will furnish without charge to each stockholder who requests the powers, designations, preferences, relative or other special rights, qualifications, restrictions and limitations of such class or series.

Section 52. Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The corporation may issue a new share certificate or a new certificate for any other security in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or such owner's legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

ARTICLE VI
Records

Section 6.1 Records. The Corporation shall keep a stock ledger, a list of stockholders an other books and records as may be required to run the corporation. The Secretary shall have the duty to record the proceedings of the meetings of the stockholders, the Board of Directors and any committees in a book to be kept for that purpose.

Section 6.2. Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, computer discs, magnetic tape, photographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

ARTICLE VII

Miscellaneous

Section 7.1. Fiscal Year. The fiscal year of the corporation shall be determined by the Board of Directors.

Section 7.2. Seal. The corporation may have a corporate seal which shall have the name of the corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 7.3. Waiver of Notice of Meetings of Stockholders, Directors and Committees. Whenever notice is required to be given by law or under any provision of the Articles of Incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before of after the time stated therein, shall be deemed equivalent of notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice unless required in the Articles of Incorporation or these bylaws.

Section 7.4. Interested Directors; Quorum. No contract or transaction between the corporation and one or more of its directors or between the Corporation and any other corporation, firm or association in which one or more of its directors are directors, or have a financial interest, shall be void or voidable solely for this reason, or solely because such director or directors are present at the meeting of the Board of Directors or committee thereof which authorizes, approves or ratifies the contract or transaction, or solely because his or her or their votes are counted for such purpose, if: (1) the material facts as to his or her relationship or interest and as to the contract or transaction are fully disclosed or are known to the Board or the committee, and the Board or committee authorizes, approves or ratifies the contract or transaction in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his or her relationship or interest and as to the contract or transaction are fully disclosed or are known to the stockholders and such contract or transaction is specifically approved by the stockholders in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

Section 7.5. Indemnification. The Corporation shall have the power to indemnify to the full extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person's testator or instate is or was a director, officer or employee of the Corporation or serves or served at the request of the Corporation as a director, officer, employee or agent of another enterprise. Expenses, including attorneys' fees, incurred by any such person in defending against such action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding by the Corporation upon receipt by it of an undertaking of such person to repay such expenses if it shall be ultimately determined that such person is not entitled to be indemnified by the Corporation. For purposes of this Section 7.5, the term "Corporation" shall include any predecessor of the Corporation and any constituent corporation absorbed by the Corporation in consolidation or merger; the term "other enterprise" shall include any corporation, partnership, joint venture, trust or employee benefit plan; service "at the request of the Corporation" shall include services as a director, officer or employee of the Corporation which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to an employee benefit plan which such person reasonable believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.

Section 7.6. Amendment of By-Laws. These bylaws may be amended or repealed, and new bylaws adopted, by the Board of Directors. The stockholders entitled to vote, however, retain the right to adopt additional by-laws and may amend or repeal any by-law whether or not adopted by them.

CERTIFICATION OF BYLAWS

I hereby certify that the attached bylaws are a true and correct copy of the Bylaws of Syprus, Inc. adopted by the Board of Director on ___________________, 20___

/s/ Peggy Garvin

Name:  Peggy Garvin

Title:  Secretary